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                                                                 EXHIBIT 4.03B


THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A PROPOSED DISPOSITION OR PLEDGE IS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                                     RADIUS INC.
                                       WARRANT
                             VOID AFTER OCTOBER 13, 2000


    1.   THE WARRANT.

         (a) THE GRANTING OF A WARRANT. This Warrant is executed and delivered by Radius Inc., a California corporation (the "COMPANY"), to Mitsubishi Electronics America, Inc. ("Holder") in consideration of the extension of open credit terms to the Company in an amount not less than $500,000 as of the effective date.

         (b) NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms and conditions herein set forth, Holder is entitled to purchase from the Company, at any time commencing on the date hereof (the "EXERCISE COMMENCEMENT DATE") until this Warrant has expired in accordance with subparagraph (e) below, 200,000 shares of fully paid and non-assessable shares of Common Stock of the Company (the "SHARES") at a purchase price of one dollar per share (the "WARRANT PRICE"). The number and purchase price of such shares are subject to adjustment pursuant to paragraph 2 hereof. This Warrant will be exercisable by the holder at any time after the earlier to occur of (i) effectiveness of a Registration Statement pursuant to the Securities Act of 1933, as amended, with respect to the Shares, or (ii) six months from the date of the issuance hereof by its giving to the Company written notice of its intent to exercise ("EXERCISE NOTICE") on or before the expiration of this Warrant, in the form attached hereto as ATTACHMENT 1. Upon giving such notice, the Holder will surrender this Warrant at the principal office of the Company and pay the full purchase price for the Shares to be acquired upon payment in cash or by check.
Notwithstanding the total number of shares subject to this warrant, the warrant may be exercised only in proportion to the highest amount of open term trade credit utilized by the Company prior to the first exercise of the warrant. Specifically, for


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every $100,000 of credit utilized at a point in time, then Holder is thereafter entitled to exercise 10,000 warrants up to 200,000. If $500,000 credit is utilized, then 50,000 warrants are exercisable. If $2,000,000 credit is utilized, then all 200,000 warrants are exercisable. In any event, the minimum number of warrants exercisable is 50,000, provided that at least $500,000 in open credit is actually EXTENDED to the Company as of the effective date of this warrant.

         (c)  NET EXERCISE.  In lieu of exercising this Warrant pursuant to
Section 1(b) above, the holder may elect to receive a number of Shares to be calculated as follows:

         X = Y(A-B)
             ------
               A

where X =     the number of shares of Common Stock to be issued to the holder.

         Y    =    the number of shares of Common Stock requested to be
                   exercised under this Warrant.

         A    =    the fair market value of one (1) share of Common Stock.

         B    =    the Exercise Price.

    For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

    (i) if traded on a national securities exchange or the Nasdaq National Market (or similar national quotation system), the fair market value shall be deemed to be the closing price (last reported sale) on the day the current fair market value of the securities is being determined;

    (ii) if traded over-the-counter, the fair market value shall be deemed to be the closing bid price quoted on the day the current fair market value of the securities is being determined; or

    (iii) if at any time the Common Stock is not traded as described in (i) or (ii) above, the current fair market value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

         (d) EFFECT OF EXERCISE. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated


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for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise.

         (e) TERM. Unless earlier exercised in whole, this Warrant shall terminate and expire as of 5:00 p.m. local California time on the earlier of (I) the fourth anniversary of the effective date of this Agreement or (II) thirty days after any complete withdrawal of open credit terms to the Company by Mitsubishi Electronics America, Inc. other than a withdrawal caused by the failure of the Company to timely repay previously extended credit according to its terms after ten days notice.

         (f) PARTIAL EXERCISE. This Warrant may be exercised by the holder from time to time as to all or a portion of the Shares subject hereto. In the event that this Warrant is exercised as to only a portion of the Shares subject hereto, the Company will, upon issuance of the Shares so acquired, deliver to the holder a new Warrant representing the remaining Shares subject hereto.

    2. (a) ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. In case at any time or from time to time on or after the effective date hereof all holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this paragraph 2.

         (b) ADJUSTMENT FOR RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the holder or this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c); in each such case,

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the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

         (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

    4.   Holder represents and warrants to, and agrees with, the Company, that:

         (a) PURCHASE FOR OWN ACCOUNT. This Warrant and the Warrant Shares are being acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         (b) DISCLOSURE OF INFORMATION. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and the Warrant Shares and to obtain additional information necessary to verify any information furnished to Holder or to which Holder had access.

         (c) INVESTMENT EXPERIENCE. Holder understands that the receipt of the Warrants and the purchase of the Warrant Shares involves substantial risk.
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of such investment in the Warrants and Warrant Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Warrants and Warrant Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

         (d) RESTRICTED SECURITIES. Holder understands that the Warrants and the Warrant Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed

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thereby and by the Securities Act.  Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in any written registration rights agreement between the Company and Holder. Holder understands that no public market now exists for the Warrant any of the Warrant Shares and that it is uncertain whether a public market will ever exist for the Warrant Shares.

         (e) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of the Warrant or all or any portion of the Warrant Shares unless and until:

              (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (ii) (A) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Holder shall have furnished the Company, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be required: (1) for any transfer of any Warrant Shares in compliance with SEC Rule 144 or (2) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; PROVIDED that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were the original Holder hereunder.

         (f) LEGENDS. It is understood that the certificates evidencing the Warrant Shares will bear the legends set forth below:

              (i) THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A PROPOSED DISPOSITION OR PLEDGE IS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

              (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws.

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The legend set forth in (i) above shall be removed by the Company from any certificate evidencing Warrant Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Warrant Shares.

         (g) ACCREDITED INVESTOR STATUS. Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

    5. OTHER ADJUSTMENTS. Except as provided in paragraph 2, no adjustment on account of dividends or interest on Common Stock will be made upon the exercise hereof.

    6. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

    7. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company.

    8. EXERCISE OF WARRANT. The holder's ability to exercise this Warrant is subject to the Company having obtained all necessary governmental approvals prior to such exercise. The Company shall use its best efforts to obtain such consents after the date hereof. Subject to such approvals, this Warrant may be exercised by the registered holder or its registered assigns, in minimum increments of 50,000 shares of Common Stock (or any remaining shares of Common Stock subject to this Warrant if the number of shares of Common Stock subject to this Warrant is less than 50,000) by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price as described above. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date.
As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

    9. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted, as herein provided, upon written request by the holder, the Company shall deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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    10.  RESTRICTIONS ON TRANSFER OF WARRANT.  This Warrant and all rights hereunder are transferable, in whole or in part. The terms of this Warrant shall be binding upon the successors and assigns of the holder.

    11. MARKET STANDOFF AGREEMENT. Each holder hereby agrees that it shall not, to the extent requested by an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Shares (other than to donees or partners of the holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; PROVIDED, HOWEVER, that all officers and directors of the Company then holding Common Stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares and to impose stop transfer instructions with respect to the Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

    12. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

    ISSUED this 13th day of October 1996 (the "effective date" of this agreement).

HOLDER                                           RADIUS INC.

By:                                              By:
   -------------------------                        ----------------------

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                                     ATTACHMENT 1

                                   EXERCISE NOTICE

    1. The undersigned hereby elects to purchase _______ shares of the Common Stock of Radius Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. The highest amount of open credit utilized by the Company prior to the initial exercise of the warrant was $___________.

    2. Please issue a certificate representing said shares in the name of the undersigned or in such other name as specified below:


                                            ---------------------------------
                                                      (Name)


                                            ---------------------------------
                                            ---------------------------------
                                            ---------------------------------
                                                      (Address)

    3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


    ------------------------------          ---------------------------------
              (Date)                                  (Signature)

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